Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of April 1996
Distribution Date of May 15, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $56,847,775.99
Beginning Pool Factor                       0.1696936

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $4,269,364.27
  Interest Collected                      $400,379.24

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $167,300.87
Total Additional Deposits                 $167,300.87

Repos/Chargeoffs                          $125,611.36
Aggregate Number of Notes Charged Off              29

Total Available Funds                   $4,771,940.97

Ending Pool Balance                    $52,517,903.77
Ending Pool Factor                          0.1567687

Servicing Fee                              $47,373.15

Repayment of Servicer Advances             $65,103.41

Reserve Account:
  Beginning Balance                     $6,728,942.20
  Target Percentage                              7.50%
  Target Balance                        $3,938,842.78
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(28,891.24)
  Ending Balance                        $6,700,050.96

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             589,342.05      492
    31-60 days                              86,574.52       78
    60+ days                                16,633.96       13

    Total                                  692,550.53      501

  Balances:
    60+ days                               233,376.47       13

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            28,891.24
    Beginning Balance                   $6,728,942.20

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of April 1996

                                                                NOTES
                                                       CLASS A-1
                                      TOTAL          (MONEY MARKET)     CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:                $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                   100.00%           95.50%           4.50%
 Turbo Percentages                                          100.00%            0.00%           0.00%
 Coupon                                                      3.475%           4.475%          4.800%

Beginning Pool Balance              $56,847,775.99
Ending Pool Balance                 $52,517,903.77

Collected Principal                  $4,204,260.86
Collected Interest                     $400,379.24
Liquidation Proceeds/Recoveries        $167,300.87
Charge-Offs                            $125,611.36
Servicing                               $47,373.15

  Total Collections Available
    for Debt Service                 $4,724,567.82

Beginning Balance                   $45,597,438.25            $0.00   $41,165,620.41   $4,431,817.84

Interest Due                           $171,240.73            $0.00      $153,513.46      $17,727.27
Interest Paid                          $171,240.73            $0.00      $153,513.46      $17,727.27
Principal Due                        $4,329,872.22            $0.00    $4,135,027.97     $194,844.25
Principal Paid                       $4,329,872.22            $0.00    $4,135,027.97     $194,844.25
Turbo Principal                              $0.00            $0.00            $0.00           $0.00

Ending Balance                      $41,267,566.03            $0.00   $37,030,592.44   $4,236,973.59
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                  0.1889547314    0.3613146575

Total Distributions                  $4,501,112.95            $0.00    $4,288,541.43     $212,571.52

Interest Shortfall                           $0.00            $0.00            $0.00           $0.00
Principal Shortfall                          $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)     $0.00            $0.00            $0.00           $0.00

Excess Servicing                       $223,454.87

Beginning Reserve Account Balance    $6,728,942.20
(Release)/Draw                         $(28,891.24)
Ending Reserve Account Balance       $6,700,050.96

Memo Item - Advances:
 Servicer Advances - Current Month     $(65,103.41)
 Total Outstanding Servicer Advances $2,597,751.09

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of April 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5               4               3              2               1
                              Dec 1995        Jan 1996        Feb 1996       Mar 1996        Apr 1996
Beg. Pool Balance         $77,618,479.23  $72,013,903.23  $66,059,024.32  $61,317,575.81  $56,847,775.99


A) Loss Trigger:
Principal of Contracts
  Charged off                 $36,777.05      $24,667.82      $26,418.37      $67,176.75     $125,611.36
Recoveries                    $35,112.20      $85,204.18      $64,361.46      $19,925.96     $167,300.87

Total Charged off
  (Months 5,4,3)              $87,863.24
Total Recoveries
  (Months 3,2,1)              251,588.29
Net Loss/(Recoveries)
  for 3 Mos.               $ (163,725.05)(a)

Total Balance
  (Months 5,4,3)         $215,691,406.78(b)

Loss Ratio [(a/b)(12)]          -0.9109%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $220,202.89     $450,764.60     $233,376.47
  As % of Beginning
    Pool Balance                                                0.33334%        0.73513%        0.41053%
  Three Month Average                                           0.26390%        0.42788%        0.49300%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer